UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2019
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue, Suite 130, Lake Success, NY 11042
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events

On June 3, 2019, Newtek Business Services Corp.’s (the “Company”) Board of Directors (“Board”) approved, and has recommended that the Company’s shareholders approve, an amendment (the “Charter Amendment”) to the Company’s Articles of Amendment and Restatement (the “Charter”). The Charter Amendment would allow shareholders to amend the Company’s bylaws (the “Bylaws”) by the affirmative vote of the holders of a majority of all votes entitled to be cast. The Company expects to hold a special meeting of shareholders to allow shareholders to vote on the Charter Amendment in August of 2019. A similar proposal submitted for shareholder approval at the July 26, 2018 special meeting of shareholders failed to obtain shareholder approval.

If shareholders approve the Charter Amendment, the Board has authorized the Company to make conforming amendments to the Bylaws.

The existing Charter will remain in effect unless and until shareholders approve the Amendment.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: June 3, 2019	By:	/S/ BARRY SLOANE
Barry Sloane
Chairman of the Board and Chief Executive Officer